UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders (the “Annual Meeting”) of PharmAthene, Inc. (the “Company”) held on June 11, 2013, the holders of the Company’s common stock voted to elect each of the following directors to serve until the next annual meeting and until his successor is duly elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
John Gill	15,813,278	849,203	19,774,982
Brian A. Markison	15,869,072	793,409	19,774,982
Joel McCleary	15,870,772	791,709	19,774,982
Eric I. Richman	15,673,272	989,209	19,774,982
Jeffrey W. Runge, M.D.	15,877,357	785,124	19,774,982
Mitchel Sayare, Ph.D.	15,878,657	783,824	19,774,982
Derace L. Schaffer, M.D.	15,144,963	1,517,518	19,774,982
Steven St. Peter, M.D.	15,875,061	787,420	19,774,982

At the Annual Meeting, the Company’s stockholders also voted on the following proposals:

Proposal	For	Against	Abstain	Broker Non-Votes
To consider and provide an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers as described in the proxy statement (the “Say-on-Pay Vote”)	15,021,614	1,594,802	46,065	19,774,982
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013	35,570,688	3,809,413	57,362	N/A

Finally, at the Annual Meeting, the Company’s stockholders voted as follows on the proposal to consider and provide an advisory (non-binding) vote regarding the frequency of holding future Say-on-Pay Votes:

Every 3 Years	Every 2 Years	Every Year	Abstain	Broker Non-Votes
6,476,876	6,604,672	2,922,794	658,139	19,774,982

Accordingly, the Company will hold Say-on-Pay Votes every two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.

Date: June 17, 2013	By:	/s/ Jordan P. Karp
Jordan P. Karp Senior Vice President and General Counsel